UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 5, 2020

Velocity Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39183	48-0659719
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30699 Russell Ranch Road, Suite 295

Westlake Village, California 91362

(818) 532-3700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	VEL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously announced, Velocity Financial, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with investment funds managed by Snow Phipps Group, LLC (“Snow Phipps”) and TOBI III SPE I LLC (“TOBI” and, together with Snow Phipps, the “Purchasers”) to issue and sell in a private placement (the “Private Placement”) (i) an aggregate of 45,000 newly issued shares of Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), and (ii) warrants (the “Warrants”) to purchase an aggregate of 3,013,125 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) in exchange for cash consideration in an aggregate amount of $45.0 million. On April 7, 2020, the Private Placement was consummated (the “Closing” and the date of the Closing, the “Closing Date”).

Registration Rights Agreement

In connection with the Closing, the Company entered into a Registration Rights Agreement with the Purchasers, pursuant to which the Company agreed to provide certain registration and other rights with respect to the shares of Common Stock issuable upon conversion of the Series A Preferred Stock and upon exercise of the Warrants for the benefit of the Purchasers and certain of their respective transferees. The Company will generally be obligated to effect up to four registrations per year, subject to certain limitations, and has granted the Purchasers and their respective transferees certain “piggyback” registration rights allowing them to include shares of Common Stock in registration statements filed by the Company. The Company has generally agreed to pay the related registration expenses, including the expenses of counsel for the Purchasers and their respective transferees, but excluding underwriting discounts and commissions, and has agreed to indemnify the Purchasers and their respective transferees for certain liabilities arising from such registrations. These registration rights terminate upon the date on which the Purchasers and their respective transferees no longer hold registrable securities. The Registration Rights Agreement includes a provision that prohibits the Company from granting registration rights that are on parity with or senior to the rights granted to the Purchasers in the Registration Rights Agreement.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Voting Agreements

Concurrently with the execution of the Purchase Agreement, each of the Purchasers executed a voting and support agreement (each, a “Voting Agreement”) in favor of the Company pursuant to which each Purchaser agreed with the Company, among other things, to vote all shares of Common Stock (but excluding any shares of Series A Preferred Stock) of the Company beneficially owned by such Purchaser to approve the issuance of shares of Common Stock in connection with any future conversion of the Series A Preferred Stock and any exercise of the Warrants, as required by the listing standards of the New York Stock Exchange. Immediately prior to the issuance of the Series A Preferred Stock and the Warrants, the Purchasers and their respective affiliates collectively beneficially owned greater than 50% of the Company’s outstanding Common Stock.

The foregoing summary of the Voting Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Voting Agreements, which are filed as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

Series A Preferred Stock & Warrants

The information regarding the Private Placement set forth in Item 1.01 and the information regarding the Series A Preferred Stock set forth in Item 5.03 is incorporated by reference into this Item 3.02. The Private Placement of the Series A Preferred Stock and the Warrants pursuant to the Purchase Agreement was undertaken in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(a)(2) thereof.

The Warrants are exercisable at the warrantholder’s option at any time and from time to time, in whole or in part, for five years at an exercise price of $2.96 per share of Common Stock, with respect to two-thirds of the Warrants, and at an exercise price of $4.94 per share of Common Stock, with respect to one-third of the Warrants. The exercise price and the number of shares of Common Stock issuable upon exercise of the Warrants are subject to antidilution adjustments for stock splits, reclassifications, noncash distributions, cash dividends, pro rata repurchases of Common Stock, business combination transactions, and certain issuances of Common Stock (or securities convertible into or exercisable for Common Stock) at a price (or having a conversion or exercise price) that is less than the then current exercise price. The Company is not required to effect an exercise of Warrants, if after giving effect to the issuance of Common Stock upon exercise of such Warrants such warrantholder together with its affiliates would beneficially own 49% or more of the Company’s outstanding Common Stock. The election of a warrantholder to exercise Warrants may be conditioned or contingent upon the occurrence of a specified event or transaction. At the Closing Date, the Warrants were exercisable for an aggregate of 15.0% of the number of currently outstanding shares of Common Stock.

The foregoing description of the Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Warrant, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.03	Material Modifications to Rights of Security Holders.

The information in Item 3.02 and the information in Item 5.03 are incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Series A Certificate of Designation

In connection with the Closing, the Company established the rights and preferences of the shares of the Series A Preferred Stock by filing a certificate of designation (the “Series A Certificate of Designation”) with the Secretary of State of the State of Delaware. The Series A Preferred Stock ranks senior to the Common Stock with respect to the payment of dividends and distribution of assets upon liquidation, dissolution and winding up.

Dividend Participation; No Stated Maturity

The Series A Preferred Stock is entitled to receive any dividends or distributions paid in respect of the Common Stock on an as-converted basis.

The Series A Preferred Stock has no stated maturity and will remain outstanding indefinitely unless converted into Common Stock or repurchased and cancelled by the Company.

Voting Rights

The holders of the Series A Preferred Stock (the “Series A Holders”) are entitled to vote, together with the holders of Common Stock, on an as-converted basis, subject to limitations of the rules of the New York Stock Exchange, on all matters submitted to a vote of the holders of Common Stock, and as a separate class as required by law. The Series A Holders will also have the right to elect two directors to the Board if the Company defaults under its obligation to repurchase the Series A Preferred Stock, as described below under “Holder Repurchase Right; Repurchase Default”.

Liquidation Rights

The Series A Preferred Stock has a liquidation preference (the “Liquidation Preference”) equal to the greater of (i) $2,000 per share from the Closing Date to the date that is two-and-a-half years after the Closing Date, which amount increases ratably to $3,000 per share to November 28, 2024 and $3,000 per share from and after November 28, 2024 and (ii) the amount such holder of Series A Preferred Stock would have received if the Series A Preferred Stock had converted into Common Stock immediately prior to such liquidation.

No Optional Redemption

The Company will not have the right to redeem the Series A Preferred Stock at any time.

Holder Conversion Right

At any time following receipt of the stockholder approvals required by the rules of the New York Stock Exchange, each holder of Series A Preferred Stock may elect to convert all or any portion of the shares of Series A Preferred Stock held by such holder into, with respect to each share of Series A Preferred Stock so converted, the number of shares of Common Stock equal to then applicable conversion rate plus cash in lieu of fractional shares, if any. The election of a holder of Series A Preferred Stock to convert shares of Series A Preferred Stock may be conditioned or contingent upon the occurrence of a specified event or transaction. The initial conversion rate for the Series A Preferred Stock is 259.74, or approximately $3.85 per share of Common Stock. The conversion rate is subject to customary antidilution adjustments.

Company Conversion Right

If, for any date following the date that is eighteen months following the Closing Date, the daily volume weighted average price for a share of Common Stock is more than 200% of the then applicable conversion price (which shall not be adjusted other than for share splits, combinations and reclassifications) on each such trading day for at least twenty (20) trading days (whether or not consecutive) in the period of thirty (30) consecutive trading days (provided that such twenty (20) trading days includes the final five (5) trading days of such thirty (30) trading day period), then, at the Company’s option, each outstanding share of Series A Preferred Stock shall convert into the number of shares of Common Stock equal to the then applicable conversion rate plus cash in lieu of fractional shares, if any.

Holder Repurchase Right; Repurchase Default

Beginning on and after the date that is two-and-a-half years after the Closing Date, if permitted by the terms of the Company’s material indebtedness, and in no event later than November 28, 2024, each holder of Series A Preferred Stock has the option to cause the Company to repurchase all or a portion of such holder’s shares of Series A Preferred Stock, for an amount in cash equal to the Liquidation Preference of each share repurchased.

If the Company does not repurchase in full, in cash, the shares of Series A Preferred Stock subject to a repurchase request delivered to the Company by one of the Purchasers or such Purchaser’s permitted transferees, within six (6) months following such request, such Purchaser or such permitted transferee will have the right (until the repurchase price for the shares of Series A Preferred Stock subject to such request has been paid in full, in cash, or such shares of Series A Preferred Stock have been converted) to force a sale of the Company (a “Forced Sale”), and the holders of the Series A Preferred Stock will have the right to elect two (2) directors of the Company’s Board until such default is cured. If the approval of the holders of Common Stock or other holders of the Company’s capital stock is required under Delaware law or under the rules of the New York Stock Exchange, any Forced Sale shall be subject to, and conditioned upon, obtaining such approvals.

Change of Control

Upon a change of control (as defined in the Series A Certificate of Designation), the Company is required to redeem the Series A Preferred Stock at a price per share of Series A Preferred Stock in cash equal the Liquidation Preference.

Consent Rights

So long as there are any shares of Series A Preferred Stock outstanding, the consent of the holders of at least majority of the then-outstanding shares of Series A Preferred Stock will be necessary for the Company to effect (1) any amendment, alteration or repeal of any provision of the Company’s certificate of incorporation (including the Series A Certificate of Designation, the “Certificate of Incorporation”) in a manner that would have an adverse effect on the rights, preferences, privileges or voting power of the Series A Preferred Stock; or (2) any amendment or alteration of, or any supplement to, the Certificate of Incorporation or any other action to authorize or create, or increase the number of authorized or issued shares of, or any securities convertible into shares of, or reclassify any security into, or issue any securities ranking senior to, or on a parity basis with, the Series A Preferred Stock as to dividend rights or rights on the distribution of assets (other than with respect to securities the proceeds of which consist entirely of cash and are used by the Company to repurchase shares of Series A Preferred Stock).

In addition, for so long as each Purchaser and its respective permitted transferees continue to hold at least 50% of the Series A Preferred Stock issued to such Purchaser at the Closing and the Purchasers and their respective permitted transferees collectively continue to hold at least 50% of the aggregate Series A Preferred Stock issued at the Closing, the prior written consent of each Purchaser that continues to hold at least 50% of the Series A Preferred Stock issued to such Purchaser at Closing will be necessary for the Company to effect, subject to certain exceptions: (1) any of the actions described in clause (1) in the immediately preceding paragraph; (2) any incurrence or issuance by the Company and its subsidiaries of convertible debt securities; (3) any incurrence or issuance by the Company and its subsidiaries of non-convertible indebtedness in aggregate principal amount at any time in excess of $20.0 million, subject to exceptions for ordinary course incurrences, incurrences permitted under the Company’s existing credit facility and incurrences or issuances to fund a repurchase of Series A Preferred Stock; (4) certain dividends or distributions or certain repurchases or acquisitions of equity interests of the Company; or (5) the entry into any Liquidation Event (as defined in the Series A Certificate of Designation) for which the Series A Holders would not receive at least payment in full, in cash, of the Liquidation Preference. The consent rights described in this paragraph are specific to the Purchasers and are not transferable to any other Series A Holder other than a permitted transferee of the respective Purchaser.

The foregoing description of the Series A Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the full text of the Series A Certificate of Designation, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits

3.1	Certificate of Designation of Series A Convertible Preferred Stock of Velocity Financial, Inc.

4.1	Form of Warrant to Purchase Common Stock

10.1	Registration Rights Agreement, dated as of April 7, 2020, by and among Velocity Financial, Inc. and each of the other parties thereto.

10.2	Voting and Support Agreement, dated April 5, 2020, between Velocity Financial, Inc. and Snow Phipps Group AIV, L.P. and Snow Phipps Group (RPV), L.P.

10.3	Voting and Support Agreement, dated April 5, 2020, between Velocity Financial, Inc. and TOBI III SPE I LLC.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Velocity Financial, Inc.

By:	/s/ Christopher D. Farrar
Name:	Christopher D. Farrar
Title:	Chief Executive Officer

Date: April 7, 2020